UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2012

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 22, 2012 Old Point Financial Corporation held its 2012 Annual Meeting of Stockholders.  A quorum of stockholders was present, consisting of a total of 3,488,807.80 shares, represented in person or by proxy.  At the 2012 Annual Meeting, the stockholders elected the 15 directors listed below to serve as directors of the Company for one-year terms, having received the following votes:

Director Nominee	For	Withheld	Broker Non Votes
James Reade Chisman	2,841,622.23	138,018.57	509,167.00
Dr. Richard F. Clark	2,807,704.01	171,936.79	509,167.00
Russell S. Evans, Jr.	2,826,926.23	152,714.57	509,167.00
Michael A. Glasser	2,786,637.49	193,003.31	509,167.00
Dr. Arthur D. Greene	2,811,172.23	168,468.57	509,167.00
Stephen D. Harris	2,841,926.27	137,714.53	509,167.00
John Cabot Ishon	2,835,483.23	144,157.57	509,167.00
John B. Morgan, II	2,826,869.49	152,771.31	509,167.00
Louis G. Morris	2,835,483.23	144,157.57	509,167.00
Robert L. Riddle	2,819,483.23	160,157.57	509,167.00
Dr. H. Robert Schappert	2,801,278.87	178,361.93	509,167.00
Robert F. Shuford, Sr.	2,803,026.49	176,614.31	509,167.00
Robert F. Shuford, Jr.	2,804,535.49	175,105.31	509,167.00
Ellen Clark Thacker	2,827,202.87	152,437.93	509,167.00
Joseph R. Witt	2,815,556.23	164,084.57	509,167.00

Also at the 2012 Annual Meeting, the stockholders ratified the appointment of Yount, Hyde & Barbour, P.C. as Old Point Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012, with the following votes:

For	Against	Abstain	Broker Non Votes
3,322,385.91	35,602.00	130,819.89	0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: May 24, 2012
/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer